                                                                     EXHIBIT 4.6

     NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE, TRANSFER OR DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED (iii) RECEIPT OF NO-ACTION LETTERS FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                                VIROLOGIC, INC.

                       WARRANT TO PURCHASE 69,667 SHARES
                                OF CAPITAL STOCK

     THIS CERTIFIES THAT, pursuant to that certain Loan and Security Agreement between VIROLOGIC, INC., a Delaware Corporation (the "Company") and MMC/GATX Partnership No. 1 (the "Holder") and upon the terms and subject to the conditions hereinafter set forth, the Holder may at any time on or after the date of this Warrant and on or prior to expiration, subscribe for and purchase from the Company up to 69,667 shares (the "Shares") of either Preferred Stock or Common Stock (the capital stock acquirable hereunder, the "Capital Stock). In the event that the Company completes a sale of Preferred Stock (an "Offering") on or before March 31, 1998, this Warrant shall be exercisable for such Preferred Stock and the purchase price per Share shall be the price paid by investors in the Offering. In the event that the Company completes an Offering after March 31, 1998 and on or before June 30, 1998, this Warrant shall be exercisable for Common Stock and the purchase price per share shall be the price paid by investors in the Offering, provided the price per share is not less than $2.75 and not greater than $4.00. If an Offering does not occur on or before June 30, 1998, this Warrant shall be exercisable for Common Stock and the purchase price per Share shall be $4.00. As used herein, (a) the term "Date of Grant" shall mean January 30, 1998, and (b) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

     1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the later of (i) ten (10) years after the Date of Grant or (ii) five
(5) years after the closing of the Company's initial public offering of its Common Stock effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the "Act"). Upon request of the Company, the holder of this Warrant agrees to exercise the purchase right under this Warrant (including without limitation by way of net issuance as provided in paragraph 10.3) upon the sale of all of the assets or stock of the Company, or the merger of the Company if the net proceeds per share to the holder of this Warrant upon such exercise would equal at least the product of the Warrant Price multiplied by 2.0. The Company agrees to provide the holder of this Warrant not less than thirty (30) days' prior written notice of the Company's request that the holder exercise its purchase right hereunder in accordance with the provisions of Section 14 hereof.

     2.   Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by cash, certified or bank check, or by wire

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
transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by cash, certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased or (c) exercise of the right provided for in Section
10.3 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of tie Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.


      3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of this issuance upon exercise of this Warrant, a sufficient number of shares of its Capital Stock to provide for the exercise of this Warrant, and, if this Warrant is for the acquisition of Preferred Stock, a sufficient number of shares of its Common Stock to provide for the conversion of Preferred Stock into Common Stock.

      4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of the Warrant), so that (1) the holder of this Warrant shall have the right to receive at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant and (2) upon such exercise to receive, in lieu of the shares of Capital Stock, theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Capital Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

            (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Capital Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

            (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Capital Stock payable in Capital Stock, or (ii) make any other distribution of Capital Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Capital Stock outstanding immediately after such dividend or distribution.

            (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

      5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.

      6. Fractional Shares. No fractional Shares of Capital Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor equal to the product of such fraction multiplied by the fair market value of one share of Capital Stock on the date of exercise, as reasonably determined in good faith by the Company's Board of Directors.

      7. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

            (a) Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing, in a form reasonably satisfactory to the Company, the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE AFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY

SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

     Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

     (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

     (2) The holder understands that this Warrant has not been registered under the Act and that the shares of stock acquired pursuant to the exercise of this Warrant will be "restricted securities" within the meaning of Rule 144 under the Act.

     (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

          (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration thereof, the holder hereof and each subsequent holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless, in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. This Warrant may not be transferred or assigned without the prior consent of the Company.

          (c) Applicability of Restrictions. The restrictions set forth in
Section 7(c) hereto shall
not restrict up to two (2) transfers of this Warrant or any part hereof by the initial holder (i) to any partnership affiliated with the initial holder, (ii) to any partner of any such partnership, (iii) to any affiliate of any such parties, or (iv) to any investment bank, for purposes of liquidating the investment represented by this Warrant, provided such transfer may be made in compliance with applicable federal and state securities laws; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original signatory hereto.

     8. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

     9. Registration Rights. The Company grants registration rights to the holder of this Warrant for any Common Stock of the Company obtained upon exercise hereof, comparable to the registration rights granted to the investors in that certain ViroLogic, Inc. Investors' Rights Agreement dated as of May 23, 1996, (the "Registration Rights Agreement"), with the following exceptions:

          (1)  The holder will have no demand registration rights.

          (2) The holder will be subject to the same provisions regarding indemnification as contained in the Registration Rights Agreement.

          (3) The registration rights are freely assignable by the holder of this Warrant.

     10.  Additional Rights.

     10.1 Secondary Sales. The Company agrees that it will not interfere with the holder of this Warrant in obtaining liquidity if opportunities to make secondary sales of the Company's securities become available. To this end, the Company will promptly provide the holder of this Warrant with notice of any offer (of which it has knowledge) to acquire from the Company's security holders more than five percent (5%) of the total voting power of the Company and will not interfere with any attempt by the holder in arranging the sale of this Warrant to the person or persons making such offer.

     10.2 Mergers. The Company shall provide the holder of this Warrant with at least thirty (30) days' notice of the terms and conditions of any of the following potential transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of. The Company will cooperate with the holder in arranging the sale of this Warrant in connection with any such transaction.

     10.3 Right to Convert Warrant into Stock; Net Issuance.

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
          (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Capital Stock as provided in this Section 10.3 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Capital Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Capital Stock on the Conversion Date (as herein defined).

     Expressed as a formula, such conversion shall be computed as follows:

     X = B - A
         -----
           Y

     Where:    X = the number of shares of Capital Stock that may be issued to holder

               Y = the fair market value (FMV) of one share of Capital Stock

               A = the aggregate Warrant Price (i.e., Converted Warrant Shares
                     x Warrant Price)

               B = the aggregate FMV (i.e., FMV x Converted Warrant Shares)

     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

          (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.3(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

          (c) Determination of Fair Market Value. For purposes of this Section 10.3, "fair market value" of a share of Capital Stock as of a particular date (the "Determination Date") shall mean:

               (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

               (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

          (A) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Capital Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange or market over the 20-day period ending five business days ending immediately prior to the applicable Determination Date;

          (B) If traded over-the-counter, the fair market value of the Capital Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the 20-day period ending five days ending immediately prior to the applicable Determination Date; and

          (C) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the board of directors of the Company.

          11. "Market Stand-Off" Agreement. Each holder by acceptance of this Warrant agrees that, during a period not to exceed 180 days, following the effective date of a registration of the Company filed under the Act, it shall not, to the extent requested by the Company or the underwriters managing such underwritten public offering of the Company's securities, sell or otherwise transfer or dispose of any securities of the Company held by it at any time during such period except securities included in such registration; provided, however, that all officers and directors of the Company and all stockholders of the Company enter into similar agreements.

          12. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

          (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;

          (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Restated Certificate of Incorporation, as amended to the Date of the Grant, a true and complete copy of which has been delivered to the original holder of this Warrant and is attached hereto as Exhibit B (the "Charter");

          (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby; and

          (e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

     13. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     14. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

     15. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including, without limitation, any right to registration of the Shares) to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder in respect of such rights.

     16. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     17. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

     18. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

     19. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     20. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or action for specific performance of any such covenant or agreement contained in this Warrant.

     21. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     22. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

     23. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     24. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

Date of Grant: January 30, 1998

                                        VIROLOGIC, INC.

                                        By: /s/ MARTIN H. GOLDSTEIN
                                            -----------------------------------

                                        Title: Pres & CEO
                                               --------------------------------

                                        Address:
                                                 ------------------------------
                                                 270 E. Grand Avenue
                                                 South San Francisco, CA 94080


AGREED AND ACCEPTED:

MMC/GATX PARTNERSHIP NO. 1

By: Meier Mitchell & Company
    as General Partner

By:
   --------------------------------

Title:
      -----------------------------

     24. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

Date of Grant: January 30, 1998

                                        VIROLOGIC, INC.

                                        By:
                                            -----------------------------------

                                        Title:
                                               --------------------------------

                                        Address:
                                                 ------------------------------
                                                 270 E. Grand Avenue
                                                 South San Francisco, CA 94080


AGREED AND ACCEPTED:

MMC/GATX PARTNERSHIP NO. 1

By: Meier Mitchell & Company
    as General Partner

By: /s/ [Signature Illegible]
   --------------------------------

Title: Secretary
      -----------------------------

                                   EXHIBIT A

                               NOTICE OF EXERCISE

To: VIROLOGIC, INC. (the "Company")

     1. The undersigned hereby:

          - elects to purchase ______ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

          - elects to exercise its net issuance rights pursuant to Section 10.3 of the attached Warrant with respect to ______ shares of Common Stock.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                      -----------------------------------
                                     (Name)

                      -----------------------------------

                      -----------------------------------
                                   (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.



                                        -------------------------------
                                                  (Signature)


----------------
     (Date)

                                  EXHIBIT A-1

                               NOTICE OF EXERCISE

To: VIROLOGIC, INC. (the "Company")

     1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S___, filed ________, 19___, the undersigned hereby:

          o elects to purchase ______ shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

          o elects to exercise its net issuance rights pursuant to Section 10.3 of the attached Warrant with respect to ______ shares of Common Stock.

     2. Please deliver to the custodian for the selling shareholders a stock certificate representing such ______ shares.

     3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $______ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.




                                        -------------------------------
                                                  (Signature)


----------------
     (Date)

                                   EXHIBIT B

                               CHARTER DOCUMENTS














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